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                                                                   EXHIBIT 23.5


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Devon Energy Corporation

We consent to incorporation by reference in the Registration Statements (File Nos. 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on Form S-8 the
Registration Statements (File Nos. 333-68694 and 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036 and 333-50034) Form S-3 of Devon Energy Corporation of our report dated January 30, 2001, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-K/A of Devon Energy Corporation.


                                             /s/  KPMG LLP


Oklahoma City, Oklahoma
December 17, 2001